EXHIBIT 23.2

U.S. HOME SYSTEMS, INC. ANNUAL REPORT ON FORM 10-K

FOR FISCAL YEAR ENDED DECEMBER 31, 2003

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-96753) pertaining to the Amended and Restated 2000 Stock Compensation Plan, and the Registration Statement (Form S-3—SEC File No. 333-63776) of our report dated March 12, 2003, with respect to the December 31, 2001 and 2002 consolidated financial statements of U.S. Home Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

Ernst & Young LLP

Fort Worth, Texas

March 29, 2004

EXHIBIT 23.2 - Page 1